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                  SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN AGREEMENT

     This Agreement, between Sheldahl, Inc., a Minnesota corporation ("Sheldahl"), and James E. Donaghy (the "Executive") is made and entered into this 5th day of November, 1996.

     WHEREAS, the Executive has, and is expected to provide, valuable services to Sheldahl as its Chief Executive Officer; and

     WHEREAS, Sheldahl desires to provide the Executive with a meaningful pension benefit upon his termination of employment with Sheldahl, taking into account the benefits to which the Executive is otherwise due from other sources; and

     WHEREAS, Sheldahl desires to encourage the Executive to continue his employment with Sheldahl.

     THEREFORE, Sheldahl and the Executive hereby agree as follows:

     1. PURPOSE. The purpose of this Agreement is to provide an unfunded deferred compensation benefit for the Executive, who is a member of a select group of management employees of Sheldahl as that term is used in the Employee Retirement Income Security Act of 1974, as amended.

     2.   RETIREMENT PENSION BENEFIT.

          (a) If the Executive's employment with Sheldahl is terminated, whether voluntary or involuntary, (except in the event of Executive's death), he will be paid an annual retirement pension benefit equal to 50% of the average of the annual cash compensation (and excluding all non-cash compensation such as income recognized as a result of the exercise of stock options or the sale of stock so acquired) paid to Executive by Sheldahl for the five (5) calendar years preceding the calendar year which includes Executive's termination date but not less than $137,500, less the Reduction Amount (defined in Section 3).

          (b) If Executive's termination of employment occurs prior to his 65th birthday, he will be paid an annual pension benefit equal to $137,500, less the Reduction Amount.

     3. The Reduction Amount for purposes of this Agreement shall mean an amount which for calculation purposes only equals the sum of (a) the aggregate of twelve (12) monthly payments received by Executive or/and Anne Donaghy under Executive's Dupont Employee Pension Plan or any other deferred compensation plan attributable to contributions by Dupont or its affiliates ("Dupont Plans") and
(b) an amount which equals the one year value of a joint and

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100% survivor annuity on the lives of Executive and Anne Donaghy which could be purchased with Executive's vested benefits attributable to (i) Company contributions in Company Sponsored Employee Plans and (ii) Executive's $15,600 automatic deferral (the "Automatic Deferral") to Company Sponsored Employee Plans as required under his Employment Agreement with Sheldahl dated March 1, 1988, calculated, in each case, as of the date of Executive's termination of employment. The following additional rules apply to the calculation of the Reduction Amount:

          (a) The monthly payments under the Dupont Plans shall be $4,583 ($55,000 annually) during Executive's life and $1,833 ($22,000 annually) upon his death.

          (b) The annuity valuation shall be based upon Executive's and Anne Donaghy's ages as of Executive's termination date, provided, however, that if Anne Donaghy is not surviving on such termination date, the annuity shall be a single life annuity on the life of Executive.

          (c) "Company Sponsored Employee Plans" shall include all qualified and non-qualified employee pension benefit plans, as defined in Section 3(2)(A) of the Employee Retirement Security Act of 1974.

          (d) For purposes of Section 3(b)(i), "Company contributions" shall not include any salary reduction or deferred compensation amounts elected by Executive or other contributions made by Executive.


Nothing herein shall affect Executive's right to receive any amounts included in the Reduction Amount nor any elections made with respect to the receipt or deferral of such amounts.

     4. PAYMENT OF RETIREMENT PENSION BENEFITS. Retirement pension benefits payable to Executive under Section 2(a) or 2(b) above shall continue for Executive's life and, after his death, if he is survived by his spouse, Anne Donaghy, shall continue to be paid to her for the duration of her life. All payments under this Agreement shall cease as of the date of the death of the survivor of Executive and Anne Donaghy. The annual pension benefits payable to Executive in any calendar year pursuant to Section 2(a) or 2(b) above shall be paid to Executive or to Anne Donaghy in twelve (12) equal monthly installments, commencing the first day of the calendar month following the date of Executive's termination of employment.

     5. FORFEITURE OF BENEFITS. Notwithstanding anything herein to the contrary, no retirement pension benefits shall be payable to the Executive or his spouse or beneficiaries under this Agreement if Executive's employment is terminated for Cause, as defined in that certain employment agreement between Executive and Sheldahl dated March 1, 1988.

     6. ASSIGNMENT OF BENEFITS. Neither the Executive, nor his spouse may assign or alienate benefits payable under this Agreement, whether voluntary or involuntary, or directly or

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indirectly, except that the Executive may assign the retirement pension benefits payable under this Agreement to a trust or similar investment entity provided such trust or entity was established by the Executive and the sole beneficiaries thereunder during the Executive's lifetime are limited to the Executive and/or his immediate family (as defined in Code Section 267).

     7. NO GUARANTY OF EMPLOYMENT. The existence of this Agreement does not constitute a guaranty or contract of employment between the Executive and Sheldahl and nothing in this Agreement shall modify or amend any employment agreement between the Executive and Sheldahl or to otherwise restrict or interfere with the right of Sheldahl to terminate the employment of Executive or the right of Executive to terminate his employment with Sheldahl in accordance with the terms of any employment agreement then in existence, or, in the absence of any such employment agreement, at any time at its or his will.

     8. FUNDING OF PAYMENTS. In order to assure the performance by Sheldahl or its successor of its obligations under this Agreement, Sheldahl may deposit in trust an amount equal to the maximum payment that will be due Executive under the terms hereof. Under a written trust instrument, the Trustee shall be instructed to pay to Executive (or to Anne Donaghy, as the case may be) the amount to which Executive shall be entitled under the terms hereof, and the balance, if any, of the trust not so paid or reserved for payment shall be repaid to Sheldahl. If and to the extent there are not amounts in trust sufficient to pay Executive or Anne Donaghy under this Agreement, Sheldahl shall remain liable for any and all payments due to Executive or to Anne Donaghy. In accordance with the terms of such trust, at all times during the term of this Agreement Executive and Anne Donaghy shall have no rights, other than as unsecured general creditors of Sheldahl to any amounts held in trust and all trust assets shall be general assets of Sheldahl and subject to the claims of creditors of Sheldahl.

     9. RESTRICTIONS ON COMPETITION. So long as payments are being made to Executive under this Agreement, Executive shall not, without the prior written consent of Sheldahl, accept employment or render service to any person, firm or corporation directly or indirectly in competition with Sheldahl or affiliate thereof, in the United States or any of its territories or possessions, or directly or indirectly enter into or in any manner take part in or lend his name, counsel or assistance to any venture, enterprise, business or endeavor, either as proprietor, principal, investor, partner, director, officer, employee, consultant, advisor, agent, independent contractor, or in any other capacity whatsoever for any purpose which would be competitive with the business of Sheldahl or any affiliate thereof, or any of their respective successors, provided, however, that the foregoing shall not be deemed to prohibit Executive from acquiring an equity interest not in excess of 5% in any company, the shares of which are listed on any national stock exchange or are traded and quoted on the National Association of Securities Dealers Automated Quotations System.

     10. TITLE TO CERTAIN TANGIBLE PROPERTY. All tangible materials (whether original or duplicate) including, but not in any way limited to, equipment purchase agreements, file or data base materials in whatever form, books, manuals, sales literature, equipment price lists, training

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materials, customer lists and records, customer files, correspondence, documents, contracts, orders, messages, memoranda, notes, agreements, invoices, receipts, lists, software listings or printouts, specifications, models, computer programs, and records of any kind in the possession or control of Executive which in any way relate or pertain to Sheldahl's business, including the business of the subsidiaries or affiliates of Sheldahl, whether furnished to Executive by Sheldahl or prepared, compiled or required by Executive during his employment with Sheldahl, shall be the sole property of Sheldahl. At any time upon request of Sheldahl, Executive shall deliver all such materials to Sheldahl.

     11. TRADE SECRETS AND CONFIDENTIAL INFORMATION. Executive will not, without the express written consent of Sheldahl directly or indirectly communicate or divulge to, or use for his own benefit or the benefit of any other person, firm, association or corporation, any of Sheldahl's or its subsidiaries' or affiliates' trade secrets, proprietary data or other confidential information including, by way of illustration, the information described in Section 10, which trade secrets, proprietary data and other confidential information were communicated to or otherwise learned or acquired by Executive in the course of his employment with Sheldahl, except that Executive may disclose such matters to the extent that disclosure is required
(a) in the course of his employment with Sheldahl or (b) by a court or other governmental agency of competent jurisdiction. As long as such matters remain trade secrets, proprietary data or other confidential information, Executive will not use such trade secrets, proprietary data or other confidential information in any way or in any capacity other than to further Sheldahl's interests.

     12. THE COMPLETE AGREEMENT. This Agreement represents the complete Agreement between Sheldahl and Executive concerning the subject matter hereof and supersedes all prior agreements or understandings, written or oral. No attempted modification or waiver of any of the provisions hereof shall be binding on either party unless in writing and signed by both Executive and Sheldahl.

     13. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and shall be effective three business days after it is properly sent by registered or certified mail, if to Sheldahl to President, Sheldahl, Inc., 1150 Sheldahl Road, Northfield, Minnesota 55057, or if to Executive at his residence address, or to such other address as either party may from time to time designate by notice.

     14. ASSIGNABILITY. This Agreement may not be assigned by either party without the prior written consent of the other party, except that no consent is necessary for Sheldahl to assign this Agreement to a corporation succeeding to substantially all the assets or business of Sheldahl whether by merger, consolidation, acquisition or otherwise, so long as such successor corporation expressly assumes all of the obligations of Sheldahl under this Agreement. This Agreement shall be binding upon Executive, his heirs and permitted assigns and Sheldahl, its successors and permitted assigns.

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     15.  APPLICABLE LAW.  It is the intention of the parties hereto that all questions with respect to the construction and performance of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the State of Minnesota.

                              SHELDAHL, INC.


                              By     /s/ James S. Womack
                                   ---------------------------------------
                                   James S. Womack, Chairman of the Board


                                     /s/ James E. Donaghy
                                   ---------------------------------------
                                   James E. Donaghy

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